Exhibit 10.10

NOTICE OF GRANT OF RESTRICTED STOCK
(Time-Based)
Pursuant to the terms and conditions of the Parsley Energy, Inc. 2014 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Agreement, attached as Appendix B (the “Agreement”), you are hereby issued shares of Stock subject to certain restrictions thereon and under the conditions set forth below, in the Agreement, and in the Plan (the “Restricted Shares”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:	_________________
Date of Grant:	_________________	(“Date of Grant”)
Number of Shares:	_________________
Fair Market Value of Shares on Date of Grant:	$________________
Vesting Schedule:
The restrictions on all of the Restricted Shares granted pursuant to the Agreement will expire and the Restricted Shares will become transferable and nonforfeitable as follows ________; provided, however, that such restrictions will expire on such dates only if you remain in the employ of or a service provider to the Company or its Subsidiaries continuously from the Date of Grant through the applicable vesting date, except as otherwise provided in Section 6 of the Agreement.

You and the Company hereby acknowledge receipt of the Restricted Shares issued on the Date of Grant indicated above, which have been issued under the terms and conditions of the Plan and the Agreement.
You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding and vesting of the Restricted Shares, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Shares.
In addition, you are consenting to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.
Furthermore, you understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares for which the restrictions have not lapsed. This election must be filed no later than 30 days after Date of Grant set forth in this Notice of Grant of Restricted Stock. This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and (b) that timely filing of a section 83(b) election is your sole responsibility, even if you request the Company or its representative to file such election on your behalf.
You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement, which are incorporated herein by reference.

Attachments:	Appendix A – Parsley Energy, Inc. 2014 Long Term Incentive Plan
Appendix B – Restricted Stock Agreement
Appendix C – Section 83(b) Election

Appendix A

Parsley Energy, Inc.

2014 Long Term Incentive Plan

(As Amended and Restated February 19, 2015)

Appendix B

Restricted Stock Agreement

Appendix C
INSTRUCTIONS FOR FILING
YOUR SECTION 83(b) ELECTION

1.
Not later than 30 days after the date of grant, mail one executed copy of the election by certified mail, return receipt requested, to the IRS Service Center where your federal tax returns are filed. Attached is a sample cover letter to the Internal Revenue Service to be used in connection with filing the Section 83(b) election. In addition, below is a chart that lists the address for each IRS service center.

Taxpayer’s State of Residence	IRS Service Center
Alabama, Georgia, North Carolina, South Carolina	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002
Florida, Louisiana, Mississippi, Texas	Department of the Treasury Internal Revenue Service Austin, TX 73301-0002
Alaska, Arizona, California, Colorado, Hawaii, Nevada, Oregon, Washington	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002
Arkansas, Idaho, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Ohio, Oklahoma, South Dakota, Utah, Wisconsin, Wyoming	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002
Kentucky, Tennessee, Missouri, New Jersey, Virginia, West Virginia	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002
Connecticut, Delaware, District of Columbia, Maine, Maryland, Massachusetts, New Hampshire, New York, Pennsylvania, Rhode Island, Vermont	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002
A foreign country, U.S. possession or territory*, or use an APO or FPO address, or file Form 2555, 2555-EZ, or 4563, or are a dual-status alien	Department of the Treasury Internal Revenue Service Austin, TX 73301-0215

*If you live in American Samoa, Puerto Rico, Guam, the U.S. Virgin Islands, or the Northern Mariana Islands, see IRS Publication 570.

Mail one copy of the executed election by certified mail, return receipt requested, to:

Parsley Energy, Inc.
Attn: General Counsel
303 Colorado Street, Suite 3000
Austin, Texas 78701

Attach a copy of the election to your federal income tax return for the year in which the grant and election were made.

Note:    It is your sole responsibility, and not the responsibility of Parsley Energy, Inc. (the “Company”) or any of its affiliates, to timely file your Section 83(b) election even if you request the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) of the Company to assist in making such filing. In addition, the Company and its affiliates cannot provide you with tax advice. The information provided in these instructions is general in nature and if you have any specific questions about your individual tax circumstances, you should consult with your tax adviser.

SUGGESTED FORM OF SECTION 83(b)
ELECTION TRANSMITTAL LETTER

[DATE]
VIA CERTIFIED MAIL
Return Receipt Requested

Department of the Treasury
Internal Revenue Service Center
[Insert applicable IRS service center address]
Re:    Election Under Section 83(b) of the Internal Revenue Code
Ladies and Gentlemen:
Pursuant to Treasury Regulation Section 1.83-2(c) promulgated under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), enclosed please find a copy of an executed election under Section 83(b) of the Code relating to the issuance of Class A common stock of Parsley Energy, Inc., a Delaware corporation.

Very truly yours,

[_________________]

Enclosure

SECTION 83(b) ELECTION
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, social security number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer's Name:

Taxpayer's Social Security Number:	-	-

Taxpayer's Address:

Taxable Year:

2.	The property that is the subject of this election (the “Property”) is _____ shares of Class A common stock in Parsley Energy, Inc.

3.	The Property was transferred to the Taxpayer on _____________.

4.	The Property is subject to the following restrictions: __________________.

5.
The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $____ per Class A common share x _____ shares = $_________.

6.	The amount paid by the Taxpayer for the Property is $_____ per Class A common share x shares = $_________.

7.	The amount to include in gross income is $__________.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the Property is transferred. The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer's Signature